Exhibit 99

Investor Contact:	Amy Chamberlain	Media Contact:	Ann Takiguchi Marcos
	Investor Relations Officer		VP & PR/Communications Officer
	(808) 544-0618		(808) 544-0685
	amy.chamberlain@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RECORD EARNINGS

HONOLULU, April 26, 2005 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the first quarter of 2005 of $17.2 million, or $0.59 per diluted share, compared to $7.9 million, or $0.48 per diluted share reported in the first quarter of 2004 and $13.1 million or $0.46 per diluted share reported in the fourth quarter of 2004.

Operating earnings, defined as the Company’s net income before deduction of nonrecurring merger-related expenses, net of tax, for the first quarter of 2005 were $18.1 million, or $0.62 per diluted share, as compared to $8.0 million, or $0.49 per diluted share recorded in the first quarter of 2004 and $15.8 million, or $0.55 per diluted share in the fourth quarter of 2004.

First Quarter Highlights

•                  Net income increased 118% and diluted earnings per share increased 23% from a year ago.

•                  Loans and leases increased by $136 million, or 4.4%, from December 31, 2004.

•                  Noninterest-bearing deposits increased by $58 million, or 9.7%, from December 31, 2004.

•                  Merged City Bank into Central Pacific Bank, consolidated their operations and reduced branch network from 45 to 37 effective February 22, 2005.

•                  Raised approximately $64 million from the sale of common stock.

“Our strong quarterly results demonstrate the strength and potential of our newly combined franchise,” commented Clint Arnoldus, Chief Executive Officer of CPF.  “During the first quarter, our extraordinary team improved profitability, grew loans and deposits, consolidated our subsidiary banks and raised additional capital to support future initiatives.  We are extremely optimistic about the future as we continue to integrate and strengthen our team and meet with existing and prospective customers.”

Financial Highlights

The Company’s merger with CB Bancshares, Inc. (“CBBI”) was accounted for under the purchase accounting method, and CBBI’s revenues and expenses are included in the consolidated financials from September 15, 2004, the date of closing.  The financial results for the first quarter of 2004 did not include CBBI’s revenues and expenses and, accordingly, the first quarter of 2005 and the first quarter of 2004 may not be reasonably comparable.

Net interest income for the first quarter of 2005 was $46.3 million, up 104% from the $22.7 million recorded in the first quarter of last year and little changed from the fourth quarter of 2004.  The year-over-year growth in net interest income was attributable to a 99% increase in average interest earning assets (primarily due to the merger with CBBI) and a 7 basis point increase in the net interest margin from the year ago period.  The first quarter 2005 net interest

Central Pacific Financial Corp. Reports Record Earnings

April 26, 2005

margin of 4.59% improved from the 4.52% reported in the first quarter of 2004 and was little changed from the 4.60% reported in the fourth quarter of 2004.

Provision for loan and lease losses in the first quarter of 2005 was $917,000, compared to $300,000 in the first quarter of 2004 and $950,000 in the fourth quarter of 2004.  The higher provision from the year ago period was primarily a result of the merger.

Other operating income was $9.3 million for the quarter, compared to $3.9 million in the first quarter of 2004 and $9.1 million in the fourth quarter of 2004.  The first quarter of 2005 included $1.5 million in net gains on sales of investment securities, while the fourth quarter of 2004 included a $620,000 net gain on a bulk sale of $65 million in residential mortgage loans.

Other operating expense for the first quarter of 2005 was $30.9 million, up $16.4 million from the $14.5 million in the same quarter last year and down $4.5 million from the $35.4 million in the fourth quarter of 2004.  The first quarter of 2005 and fourth quarter of 2004 included $1.5 million and $4.5 million, respectively, in merger-related expenses.  Excluding these expenses, other operating expense declined 5% on a sequential quarter basis.

The effective tax rate was 27.54% for the quarter, compared to 32.88% in the first quarter of 2004 and 30.81% in the fourth quarter of 2004.  In the first quarter of 2005, the Company recognized $1.8 million in state tax credits from its investments in high-technology businesses in Hawaii.  The Company expects its effective tax rate to approximate 32% over the coming quarters.

Asset Quality

At March 31, 2005, nonperforming assets totaled $9.9 million or 0.21% of total assets, as compared to $7.5 million or 0.33% of total assets at March 31, 2004, and $10.9 million or 0.23% of total assets at December 31, 2004.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.60% at March 31, 2005, as compared to 1.70% at March 31, 2004 and 1.64% at December 31, 2004.

Net loan recoveries totaled $3,000 during the quarter, as compared to net charge-offs totaling $226,000, or 0.06% of average loans, in the first quarter of 2004 and net charge-offs totaling $126,000, or 0.02% of average loans, in the fourth quarter of 2004.

Balance Sheet Analysis

Total assets increased to $4.8 billion at March 31, 2005, compared to $2.3 billion at March 31, 2004 and $4.7 billion at December 31, 2004.

Total loans and leases of $3.2 billion, increased by $1.8 billion from the March 31, 2004 balance of $1.5 billion and by $136.0 million from the $3.1 billion recorded at December 31, 2004.

Quarter-end total deposits were $3.4 billion, increasing from $1.8 billion at March 31, 2004 and $3.3 billion at December 31, 2004.

Shareholders’ equity of $640.8 million improved from the $203.5 million reported at March 31, 2004 and the $567.9 million reported at December 31, 2004.  During the quarter, the Company strengthened its capital position by selling 2 million common shares raising approximately $64 million in capital.  The Company plans to use the offering proceeds for general corporate purposes.

Business and Earnings Outlook

Based on current economic and business conditions, management reaffirms its 2005 EPS guidance of $2.50 to $2.60.

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Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-800-289-0572 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 and entering the passcode 5752294.  Additionally, a replay will be available on the Company’s website.

Annual Shareholders’ Meeting

The Annual Meeting of Shareholders of Central Pacific Financial Corp. will be held this evening, April 26, 2005, at 6:00 p.m. Hawaii Time in the Plumeria Room of the Ala Moana Hotel, Honolulu, Hawaii.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with $4.8 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our web site at http://www.centralpacificbank.com.

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Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the company’s publicly available Securities and Exchange Commission filings, including the company’s Form 10-K for the last fiscal year.  The company does not update any of its forward-looking statements.

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CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights - March 31, 2005

(Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31, 2005	December 31, 2004	March 31, 2004

INCOME STATEMENT
Net income	$17,205	$13,132	$7,910
Net income - adjusted (1)	18,101	15,811	7,998
Earnings per share data:
Diluted:
Net income	0.59	0.46	0.48
Net income - adjusted (1)	0.62	0.55	0.49
Cash dividends	0.16	0.16	0.16

PERFORMANCE RATIOS
Return on average assets (2)	1.46%	1.12%	1.43%
Return on average assets - adjusted (1), (2)	1.54%	1.35%	1.45%
Return on average shareholders’ equity (2)	11.50%	9.38%	15.76%
Return on average shareholders’ equity - adjusted (1), (2)	12.10%	11.29%	15.94%
Net income to average tangible shareholders’ equity (2)	25.91%	23.40%	15.76%
Net income to average tangible shareholders’ equity - adjusted (1), (2)	27.26%	28.18%	15.94%
Efficiency ratio	57.17%	63.77%	54.59%
Efficiency ratio - adjusted (1)	54.41%	55.74%	54.04%
Net interest margin (2)	4.59%	4.60%	4.52%
Dividend payout ratio	26.67%	34.04%	32.65%

	March 31, 2005	December 31, 2004	March 31, 2004
BALANCE SHEET
Total assets	$4,781,023	$4,651,902	$2,284,325
Loans	3,235,788	3,099,830	1,459,442
Loans, net	3,184,165	3,049,127	1,434,594
Deposits	3,382,259	3,327,026	1,805,267
Shareholders’ equity	640,816	567,862	203,513
Book value per share	21.11	20.17	12.65
Market value per share	33.65	36.17	29.79
Tangible equity ratio	6.97%	5.39%	8.91%

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
SELECTED AVERAGE BALANCES
Total assets	$4,697,835	$4,672,658	$2,210,702
Interest-earning assets	4,087,164	4,092,572	2,054,243
Loans, net of unearned interest	3,162,041	3,124,812	1,448,834
Other real estate	174	580	—
Deposits	3,315,749	3,323,615	1,753,062
Interest-bearing liabilities	3,381,853	3,410,840	1,648,299
Shareholders’ equity	598,615	559,728	200,741

	March 31, 2005	December 31, 2004	March 31, 2004
NONPERFORMING ASSETS
Nonaccrual loans	$9,915	$10,290	$7,466
Other real estate	—	580	—
Total nonperforming assets	9,915	10,870	7,466
Loans delinquent for 90 days or more (still accruing interest)	7,011	393	168
Restructured loans (still accruing interest)	710	701	—
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$17,636	$11,964	$7,634

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Loan charge-offs	$1,379	$1,541	$315
Recoveries	1,382	1,415	89
Net loan charge-offs (recoveries)	$(3)	$126	$226
Net loan charge-offs to average loans (2)	0.00%	0.02%	0.06%

	March 31, 2005	December 31, 2004	March 31, 2004
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.31%	0.33%	0.51%
Nonperforming assets to total assets	0.21%	0.23%	0.33%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.55%	0.39%	0.52%
Allowance for loan and lease losses to total loans and leases	1.60%	1.64%	1.70%
Allowance for loan and lease losses to nonaccrual loans	520.66%	492.79%	332.82%

(1)  Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)

(2)  Annualized

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31, 2005	December 31, 2004	March 31, 2004

Net income (a)	$17,205	$13,132	$7,910
Nonrecurring merger-related expenses, net of tax	896	2,679	88
Net income, excluding nonrecurring merger-related expenses (b)	$18,101	$15,811	$7,998

Basic earnings per share	$0.60	$0.47	$0.49
Nonrecurring merger-related expenses, net of tax	0.03	0.09	0.01
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.63	$0.56	$0.50

Diluted earnings per share	$0.59	$0.46	$0.48
Nonrecurring merger-related expenses, net of tax	0.03	0.09	0.01
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.62	$0.55	$0.49

Return on average assets	1.46%	1.12%	1.43%
Nonrecurring merger-related expenses, net of tax	0.08	0.23	0.02
Return on average assets, excluding nonrecurring merger-related expenses	1.54%	1.35%	1.45%

Return on average equity	11.50%	9.38%	15.76%
Nonrecurring merger-related expenses, net of tax	0.60	1.91	0.18
Return on average equity, excluding nonrecurring merger-related expenses	12.10%	11.29%	15.94%

Net income to average tangible equity:

Average shareholders’ equity	$598,615	$559,728	$200,741
Average intangible assets	(332,962)	(335,281)	—
Total tangible equity (c)	$265,653	$224,447	$200,741

Net income to average tangible equity [ (a) annualized / (c) ]	25.91%	23.40%	15.76%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [ (b) annualized / (c) ]	27.26%	28.18%	15.94%

Efficiency ratio:

Net interest income	$46,320	$46,288	$22,701
Other operating income (excluding investment securities gains (losses)	7,742	9,261	3,911
Total operating revenue (d)	$54,062	$55,549	$26,612

Other operating expense (e)	$30,909	$35,426	$14,528
Nonrecurring merger-related expenses	(1,492)	(4,462)	(147)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$29,417	$30,964	$14,381

Efficiency ratio [ (e) / (d) ]	57.17%	63.77%	54.59%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	54.41%	55.74%	54.04%

Effective tax rate:

Net income before taxes (g)	$23,745	$18,980	$11,784
Nonrecurring merger-related expenses	1,492	4,462	147
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$25,237	$23,442	$11,931

Income taxes (i)	$6,540	$5,848	$3,874
Tax impact of nonrecurring merger-related expenses	596	1,783	59
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$7,136	$7,631	$3,933

Effective tax rate [ (i) / (g) ]	27.54%	30.81%	32.88%
Effective tax rate, excluding tax impact of merger-related expenses [ (j) / (h) ]	28.28%	32.55%	32.96%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)	March 31, 2005	December 31, 2004	March 31, 2004

ASSETS
Cash and due from banks	$113,065	$84,869	$70,854
Interest-bearing deposits in other banks	6,512	52,978	2,645
Federal funds sold	—	25,600	—
Investment securities:
Held to maturity, at cost (fair value of $97,602 at March 31, 2005, $101,869 at December 31, 2004, and $35,046 at March 31, 2004)	98,590	101,337	33,642
Available for sale, at fair value	819,581	798,084	615,725
Total investment securities	918,171	899,421	649,367

Loans held for sale	32,273	17,736	2,337
Loans and leases	3,235,788	3,099,830	1,459,442
Less allowance for loan and lease losses	51,623	50,703	24,848
Net loans and leases	3,184,165	3,049,127	1,434,594

Premises and equipment	77,098	77,099	57,355
Accrued interest receivable	19,154	18,298	8,723
Investment in unconsolidated subsidiaries	11,367	11,536	4,625
Due from customers on acceptances	222	547	—
Other real estate	—	580	—
Goodwill	289,848	284,712	—
Core deposit premium	40,761	49,188	—
Other assets	88,387	80,211	53,825
Total assets	$4,781,023	$4,651,902	$2,284,325

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$652,309	$594,401	$369,151
Interest-bearing deposits	2,729,950	2,732,625	1,436,116
Total deposits	3,382,259	3,327,026	1,805,267

Short-term borrowings	97,610	88,900	12,851
Long-tem debt	586,419	587,380	228,425
Bank acceptances outstanding	222	547	—
Minority interest	13,258	12,782	10,362
Other liabilities	60,439	67,405	23,907
Total liabilities	4,140,207	4,084,040	2,080,812

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,352,184 shares at March 31, 2005, 28,159,395 shares at December 31, 2004, and 16,093,999 shares at March 31, 2004	427,009	360,550	9,907
Surplus	45,848	45,848	45,848
Retained earnings	180,414	167,801	147,972
Deferred stock awards	(317)	(174)	(47)
Accumulated other comprehensive loss	(12,138)	(6,163)	(167)
Total shareholders’ equity	640,816	567,862	203,513

Total liabilities and shareholders’ equity	$4,781,023	$4,651,902	$2,284,325

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2005	December 31, 2004	March 31, 2004

Interest income:
Interest and fees on loans and leases	$50,834	$49,668	$21,291
Interest and dividends on investment securities:
Taxable interest	7,449	7,759	5,081
Tax-exempt interest	1,005	1,389	991
Dividends	291	22	217
Interest on deposits in other banks	147	211	23
Interest on Federal funds sold and securities purchased under agreements to resell	58	68	9

Total interest income	59,784	59,117	27,612

Interest expense:
Interest on deposits	7,517	7,142	2,925
Interest on short-term borrowings	527	494	36
Interest on long-term debt	5,420	5,193	1,950

Total interest expense	13,464	12,829	4,911

Net interest income	46,320	46,288	22,701
Provision for loan and lease losses	917	950	300
Net interest income after provision for loan and lease losses	45,403	45,338	22,401

Other operating income:
Income from fiduciary activities	533	534	549
Service charges on deposit accounts	2,442	2,668	1,443
Other service charges and fees	2,776	2,832	1,251
Equity in earnings of unconsolidated subsidiaries	91	—	—
Fees on foreign exchange	218	165	173
Investment securities gains (losses)	1,509	(193)	—
Other	1,682	3,062	495

Total other operating income	9,251	9,068	3,911

Other operating expense:
Salaries and employee benefits	16,209	16,393	8,206
Net occupancy	2,755	3,155	1,094
Equipment	1,197	1,131	568
Amortization of core deposit premium	1,300	1,936	—
Communication expense	1,084	834	428
Professional services	2,636	4,172	648
Computer software expense	828	845	512
Advertising expense	765	1,248	535
Other	4,135	5,712	2,537

Total other operating expense	30,909	35,426	14,528

Income before income taxes	23,745	18,980	11,784
Income taxes	6,540	5,848	3,874

Net income	$17,205	$13,132	$7,910

Per share data:
Basic earnings per share	$0.60	$0.47	$0.49
Diluted earnings per share	0.59	0.46	0.48
Cash dividends declared	0.16	0.16	0.16

Basic weighted average shares outstanding (000’s)	28,628	28,099	16,080
Diluted weighted average shares outstanding (000’s)	29,198	28,718	16,411